UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2023

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MIMO WS	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2023 (the “Effective Date”), Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (the “Company”) entered into the Limited Waiver and Consent, Second Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents (the “Second Amendment and Restatement Agreement”) among the Company, as Holdings (in such capacity, “Holdings”), Airspan Networks Inc., a Delaware corporation (“ANI”), as the Borrower (in such capacity, the “Borrower”), certain subsidiaries of the Company, as guarantors, the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC (“Fortress”), as administrative agent and collateral agent (together with is successors and assigns in such capacities, the “Agent”). The Second Amendment and Restatement Agreement by its terms amended and restated the Amended and Restated Credit Agreement, dated August 13, 2021 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “A&R Credit Agreement”), among Holdings, the Borrower, the Agent and certain Lenders and guarantors party thereto, and replaced the A&R Credit Agreement in its entirety with the Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement’) among Holdings, the Borrower, the Agent and certain subsidiaries of the Company, as guarantors, the Lenders party thereto, and Fortress. Pursuant to the Second Amendment and Restatement Agreement, the parties thereto agreed to, among other things, (i) certain consents related to the Company’s previously disclosed divestiture of Mimosa Networks, Inc., a Delaware corporation (“Mimosa”) (ii) waive certain existing events of default under the A&R Credit Agreement in the limited manner set forth therein, (iii) terminate the existing delayed draw term loan commitments under the A&R Credit Agreement and establish new delayed draw term loan commitments in the aggregate amount of $25 million, (iv) modify the interest rates applicable to certain loans under the Second A&R Credit Agreement, (v) provide for the issuance of 5,912,040 warrants to purchase shares of the Company’s common stock (collectively, the “Warrants”), and (vi) provide for additional fees related to the Second A&R Credit Agreement.

The Second A&R Credit Agreement establishes an initial term loan commitment of $10 million (the “Initial Term Loan”), which will accrue interest at a variable rate per annum equal to either the Base Rate (as defined in the Second A&R Credit Agreement) or the Adjusted Term SOFR (as defined in the Second A&R Credit Agreement), plus between 9.00% and 14.00% per annum, which shall be calculated based on the applicable Net EBITDA Leverage Ratio (as defined in the Second A&R Credit Agreement). The Initial Term Loan is scheduled to mature on December 30, 2024. The Borrower may prepay the loans under the Second A&R Credit Agreement, subject to a prepayment penalty of between 0.00% to 5.00% of the principal amount prepaid, depending on the timing of the prepayment. The Borrower is subject to certain affirmative and negative covenants under the Second A&R Credit Agreement.

The Warrants provided for under the Second A&R Credit Agreement were issued to certain Lenders or their designees and will be exercisable to purchase one share of the Company’s common stock at an exercise price of $0.01 per share. The Warrants have a term of 7.5 years and will become exercisable upon the earliest to occur of (i) the third anniversary of the issuance of the warrants, (ii) an “Acquisition” as defined in the Warrant, (iii) any debt financing or issuance of equity or instruments convertible into equity interests of the Company in which the Company receives in excess of $50 million in one or a series of related transactions, and (iv) any other strategic transactions, joint ventures, financings or combinations between the Company and one or more investors or third parties in which the Company or its subsidiaries receive in excess of $50 million in one or a series of related transactions.

In connection with the Second A&R Credit Agreement, the Company modified the terms of its 7.00% Amended and Restated Senior Secured Convertible Notes (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, collectively, the “2021 Notes”) and modified the terms of its Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Note Purchase Agreement”) pursuant to the Limited Waiver and Consent, Third Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated the Effective Date (the “NPA Amendment”), among the Company, ANI, certain of its subsidiaries as guarantors, the purchasers party thereto and Fortress, as administrative and collateral agent. Pursuant to the NPA Amendment, the Company exchanged the 2021 Notes for amended and restated notes (collectively, the “Convertible Notes”). The Note Purchase Agreement (as amended by the NPA Amendment) and the Convertible Notes were modified to, among other things, (i) provide for certain consents relating to the Company’s previously disclosed divestiture of Mimosa, (ii) waive certain existing events of default under the Note Purchase Agreement in the limited manner set forth therein, (iii) imposed a $2.5 million fee, which was capitalized to increase the aggregate principal amount of the Convertible Notes to $52.5 million (iv) increase the interest rate applicable to the Convertible Notes to 10.00%, and (v) provide for additional fees related to the Note Purchase Agreement and the Convertible Notes.

The Company’s view is that these are beneficial transactions, as they endeavor to provide the Company with greater financial flexibility to fulfill its strategic objectives. The Company issued a press release announcing the Second Amendment and Restatement Agreement and the NPA Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing descriptions of the Second Amendment and Restatement Agreement, the Second A&R Credit Agreement, the Convertible Notes, the NPA Amendment and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which the Company intends to file with its upcoming Quarterly Report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

On the Effective Date, the Company reissued $50 million aggregate principal amount of Convertible Notes and Warrants to purchase 5,912,040 shares of the Company’s common stock. The shares of common stock of the Company to be issued upon the conversion of the Convertible Notes and exercise of the Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2023, the Company’s board of directors (the “Board”) accepted the resignation of Eric Stonestrom as the Company’s Chief Executive Officer effective May 18, 2023 and appointed Glenn Laxdal, previously the Company’s President and Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer effective on May 18, 2023. In connection with Mr. Laxdal’s appointment, on May 18, 2023, Mr. Laxdal entered into the Company’s standard form of indemnification and advancement agreement.

Glenn Laxdal, 62, was appointed as the Company’s President and Chief Operating Officer in January 2022. Mr. Laxdal previously served since 2017 as senior vice president and general manager of product management at Infinera Corp., a provider of connectivity solutions (“Infinera”), where he was responsible for all operational aspects of Infinera’s product business. Prior to joining Infinera, Mr. Laxdal was head of network products in North America for Ericsson from 2016 to 2017, overseeing strategy, product management and solution development. Mr. Laxdal also served as chief technology officer and head of strategy for Ericsson North America from 2014 to 2017. Prior to Ericsson, Mr. Laxdal served as vice president of global product management at BlackBerry Ltd. from 2009 to 2012 and prior to that held executive roles in product management and operations at Airvana, Inc. and Nortel Networks Inc. Mr. Laxdal holds an M.B.A. from the University of Toronto and a B.A. in Economics and Bachelor of Commerce degrees from the University of Saskatchewan.

On May 16, 2023, the Board appointed Mr. Stonestrom as Executive Chairman of the Company effective May 18, 2023 and on May 18, 2023 the Company entered into an amended employment agreement with Mr. Stonestrom (the “Amended Employment Agreement”), whereby Mr. Stonestrom will receive an annual base salary of $567,000 and will continue to be eligible to receive certain bonus compensation under the Company’s bonus plan at a target of 60% of his base salary. Additionally, upon termination for “Cause” (as defined in the Amended Employment Agreement), Mr. Stonestrom will receive a deferred compensation payment in the amount of $567,000 (the “Deferred Compensation”) and certain other benefits. Upon termination without “Cause” or for “Good Reason” (both as defined in the Amended Employment Agreement), or upon non-renewal of the Amended Employment Agreement, Mr. Stonestrom will be entitled to a cash payment pursuant to the Company’s Senior Management Incentive Program, the Deferred Compensation and certain other benefits. The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is filed as exhibit 10.5 hereto and is incorporated herein by reference.

Effective May 18, 2023, the Board expanded the size of the Board from nine directors to ten directors and appointed Mr. Laxdal to serve in a newly created Board position. Mr. Laxdal will not receive additional compensation for his services as a member of the Board. There are no related party transactions with regards to Mr. Laxdal reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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